Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements previously filed by TETRA Technologies, Inc. of our reports dated March 9, 2006, with respect to the consolidated financial statements and schedule of TETRA Technologies, Inc., TETRA Technologies, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of TETRA Technologies, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2005:

Form S-8 (No. 333-40509) 1996 Stock Option Plan for Non-Executive Employees and Consultants

Form S-8 (No. 33-41337) 401(k) Retirement Plan

Form S-8 (No. 33-35750) 1990 Stock Option Plan

Form S-8 (No. 33-76804) 1993 Director Stock Option Plan

Form S-8 (No. 33-76806) 1990 Stock Option Plan

Form S-8 (No. 333-04284) 401(k) Retirement Plan

Form S-8 (No. 333-09889) 1990 Stock Option Plan

Form S-8 (No. 333-61988) 1990 Stock Option Plan, as amended, and TETRA Technologies, Inc.

1996 Stock Option Plan for Non-Executive Employees and Consultants

Form S-8 (No. 333-84444) Non-Qualified Stock Option Plan

Form S-8 (No. 333-76039) 1998 Director Stock Option Plan

Form S-8 (No. 333-114034) 1998 Director Stock Option Plan

Form S-8 (No. 333-126422) Non-Qualified Stock Option Plan

Form S-4 (No. 333-115859) Registration of $400 million of Common Stock, Preferred Stock, Senior

Debt Securities, and Warrants

ERNST & YOUNG LLP

Houston, Texas

March 9, 2006